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                                                                   Exhibit 10.50
                                                                  Execution Copy

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                            HARKEN ENERGY CORPORATION


                                   $2,020,000


                  Increasing Rate Senior Secured Notes Due 2008


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                             NOTE PURCHASE AGREEMENT


                                 --------------


                               Dated May 26, 2003

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                            HARKEN ENERGY CORPORATION

                     580 WestLake Park Boulevard, Suite 600
                              Houston, Texas 77079


              Increasing Rate Senior Secured Notes due May 26, 2008

                                                                    May 26, 2003


TO EACH OF THE NOTEHOLDERS LISTED IN
       THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          Harken Energy Corporation, a Delaware corporation (the "Company"), agrees with you as follows:

1.     AUTHORIZATION OF NOTES.

          The Company will authorize the issue and sale of $2,020,000 aggregate principal amount of its Increasing Rate Senior Secured Notes due May 26, 2008 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved in writing by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.     SALE AND PURCHASE OF NOTES; TERMS OF NOTES; GRANTING OF LIENS.

          (a) Subject to the terms and conditions of this Agreement, the Company will issue and sell to you, and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof, to be paid in the form of Harken Energy Corporation 5% Senior Convertible Notes due 2003 (the "5% Notes") having a principal face amount equal to the Notes you are acquiring at the Closing. The Company and you agree that for purposes of consideration hereunder (and all parties agree that full consideration is being given hereunder) and for federal income tax purposes, the 5% Notes will have a fair market value equal to the amount specified opposite your name in Schedule A. Unless otherwise required by applicable law, neither the Company nor you shall take any position contrary to such treatment for any income or other tax purposes.

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          (b)  [Reserved]

          (c) No Notes shall be issued by the Company to any Person other than you or your designee or assignee communicated in writing to the Company.

          (d) The date on which the principal amount of the Notes is due and payable shall be May 26, 2008 (the "Notes Stated Maturity"), and the Notes shall have the rights provided herein and therein and shall bear interest at the rates per annum specified therein from the Closing Date or from the most recent Interest Payment Date to which interest has been paid, payable in arrears, and thereafter as provided in the Notes and at the Notes Stated Maturity, until the principal thereof is paid in full.

          (e) The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in 580 WestLake Park Blvd., Suite 600, Houston, Texas 77079, or at such other office or agency of the Company as may be maintained for such purpose. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

          (f) The Company's obligations under the Notes and hereunder do and will rank at all times at least pari passu with all other present and future Indebtedness of the Company, subject to the provisions of Section 9.2 and excluding the Senior Debt, and shall be superior in rank to all existing and future Subordinated Obligations. The Company covenants and agrees that, except with respect to any Lien permitted by this Agreement, the Indebtedness represented by the Notes and the payment of the principal of and interest on each and all of the Notes are hereby expressly made pari passu to all other present and future Indebtedness other than all Subordinated Obligations, in respect of which the payment of principal of and interest on each and all of the Notes is senior, and the Senior Debt, in respect of which the payment of principal of and interest on each and all of the Notes is subordinate.

          (g) On May 27, 2003 or one (1) Business Day following the Closing, the Company shall pay to you in full in immediately available lawful money of the United States of America all then accrued and unpaid interest owing on the 5% Notes acquired from you by the Company pursuant to this Agreement or that you continue to hold; provided, however, that the payment of such interest shall be effected in accordance with the Indenture.

          (h) Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other Noteholders named in Schedule A (the "Other Noteholders"), providing for the sale at such Closing to each of the Other Noteholders of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Noteholders under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Noteholders thereunder.

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3.     CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Noteholders pursuant to Section 2(a) shall occur at the offices of Harken Energy Corporation, 580 WestLake Park Boulevard, Suite 600, Houston, Texas at 9:00 a.m., Central time, at a closing (the "Closing") on May 27, 2003. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $10,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company of either (i) the 5% Notes being acquired from you by the Company at the Closing or (ii) evidence reasonably satisfactory to the Company that electronic delivery of such 5% Notes has been initiated. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.     CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.   Representations and Warranties.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.   Performance; No Default.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes no Default or Event of Default shall have occurred and be continuing.

4.3.   Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying (i) that no approval of the Board of Directors is required, under applicable corporate law and the Company's charter and bylaws, to execute and deliver this Agreement, Notes and related documents; (ii) that the Company shall use its best efforts to obtain ratification by the Board of Directors of the execution and delivery of this Agreement, Notes and related

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documents; and (iii) the Company is authorized under its bylaws and charter to deliver and be bound by facsimile or electronic signatures.

4.4.   Opinions of Counsel.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing from Elmer Johnston, counsel for the Company, covering the matters set forth in Exhibit 4.4 and covering such other matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you).

4.5.   Payment of Counsel Fees.

          Without limiting the provisions of Section 15.1, the Company shall have paid on the day of the Closing or one (1) Business Day following the Closing the fees, charges and disbursements of Andrews & Kurth L.L.P. to the extent reflected in a statement of such counsel rendered to the Company on the day of the Closing, such fees, charges and disbursements shall not exceed $20,000. Such payment shall be delivered to Andrews & Kurth L.L.P. at 600 Travis Street, Suite 4200, Houston, Texas, 77002, Attention: Tri Nguyen.

4.6.   Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.7.   Sale of Other Notes.

          Contemporaneously with the Closing the Company shall sell to the Other Noteholders and the Other Noteholders shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1.   Organization; Power and Authority.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

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5.2.   Authorization, etc.

          This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   Disclosure.

          This Agreement, the documents, certificates or other writings delivered to you and the Other Noteholders by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.3, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.3, since May 14, 2003, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you or any Other Noteholder by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.   Governmental Authorizations, etc.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or the issuance of the Notes.

6.     REPRESENTATIONS OF THE NOTEHOLDER.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you and not with a view to the distribution thereof, provided that the disposition of your property shall at all times be within your control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

7.     INFORMATION AS TO THE COMPANY.

7.1.   Financial and Business Information.

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          The Company shall deliver to you:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

          (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the filing of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

          (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

          (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

          (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

          (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the filing of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) Notice of Default or Event of Default -- promptly, and in any event within ten days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

8.     PREPAYMENT/CONVERSION OF THE NOTES.

8.1.   Optional Prepayments.

          (a) After the Closing Date and until April 26, 2008, the Company may, at its option, upon notice as provided below, redeem all, but not part, of the Notes outstanding by paying to the holders of the Notes the principal amounts provided in Section 8.1(b) plus all accrued and unpaid interest on the Notes up to the date of payment and any other amounts owing hereunder (the "Prepayment Amount").

          (b) If the prepayment option provided in this Section 8.1 is exercised and consummated following the:

          (i) Closing Date but on or before the one (1) year anniversary of the Closing Date, the Company shall pay to the holders of the Notes an amount equal to eight-two percent (82%) of the nominal value of the then outstanding Notes;

          (ii) one (1) year anniversary of the Closing Date but on or before the two (2) year anniversary of the Closing Date, the Company shall pay to the holders of the Notes an amount equal to eight-five percent (85%) of the nominal value of the then outstanding Notes;

          (iii) two (2) year anniversary of the Closing Date but on or before the three (3) year anniversary of the Closing Date, the Company shall pay to the holders of the Notes an amount equal to eighty-eight percent (88%) of the nominal value of the then outstanding Notes;

          (iv) three (3) year anniversary of the Closing Date but on or before the four (4) year anniversary of the Closing Date, the Company shall pay to the holders of the Notes an amount equal to ninety-one percent (91%) of the nominal value of the then outstanding Notes; and

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          (v)   four (4) year anniversary of the Closing Date but prior to the
     Notes Stated Maturity, the Company shall pay to the holders of the Notes an amount equal to one-hundred percent (100%) of the nominal value of the then outstanding Notes.

          (c) The Company will give you and the holders of a Note written notice of its election to exercise this Section 8.1 option not less than 30 days and not more than 60 days prior to the date fixed for such prepayment (the "Prepayment Date"). Each such notice shall specify the Prepayment Date and the Prepayment Amount, broken out to show the aggregate principal, interest and other amounts owing hereunder to be paid on the Prepayment Date.

          (d) The Prepayment Amount shall be due and payable by the Company to the holders of the Notes on the Prepayment Date and shall either be paid (i) in full in cash in immediately available funds to the account designated on Schedule A hereto, or, at the Company's option which must be exercised in the notice referred to in Section 8.1 above or it is waived, (ii) by the (x) payment in full in cash in immediately available funds to the account designated on Schedule A hereto of an amount equal to the sum of (1) eight-seven and one-half percent (871/2%) of the principal portion of the Prepayment Amount and (2) one hundred percent (100%) of the interest and other amounts comprising the Prepayment Amount and (y) the satisfaction of the remaining twelve and one-half percent (121/2%) of the principal portion of the Prepayment Amount (the "Prepayment Amount Remainder") by the issuance by the Company to the holders of the Notes of a number of Freely Tradeable Shares determined by dividing the product of the Prepayment Amount Remainder and 1.125 by the Conversion Price. Examples of the foregoing calculations are set forth on Exhibit 2.

8.2.   Maturity; Surrender, etc.

          In the case of prepayment of Notes pursuant to this Section 8, the Notes shall, on the Prepayment Date, mature and become due and payable in the principal amount specified in Section 8.1(b) above, together with interest on the full principal amount of the Notes accrued to such date and any other amounts owing hereunder. From and after the Prepayment Date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and other amounts, if any, as aforesaid, interest on the Notes shall cease to accrue. Once the Notes have been paid or so prepaid in full, the same shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

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9.     AFFIRMATIVE COVENANTS.

9.1.   Incorporation of Indenture Covenants.

          The Covenants set forth in Article 10 of the Indenture (except for the covenants and other provisions set forth in Sections 10.02, 10.03, 10.09, 10.10, 10.11, 10.12, 10.15, 10.16 and 10.17) are hereby incorporated by reference; provided, however, that the defined terms utilized in the incorporated provisions shall have the meanings ascribed thereto in Schedule B hereto and each reference therein to "Trustee" shall mean "the holders of the Notes", and to "Principal Subsidiaries" shall mean "Subsidiaries", and to "Indenture" shall mean "this Agreement" and to "Article 8" shall mean Section 10 hereof. Further, each reference to Couponholders and Paying Agents shall be disregarded; the phrase "Article Eight" in Section 10.04 of the Indenture shall be deemed to mean
Section 10 of this Agreement; the phrase "Article Eight or Section 10.11" in
Section 10.06 of the Indenture shall be deemed to mean Sections 10 and 9.4, respectively, of this Agreement; the phrase the "Trustee at its Corporate Trust Office" in Section 10.08 shall be deemed to mean the "holders of the Notes at the addresses for notices provided under Section 18 of this Agreement"; and the word "Commission" in the first sentence of Section 10.09 of the Indenture shall be deemed to mean "holders of the Notes".

9.2.   Granting of Collateral; Further Assurances.

          On or prior to the first Anniversary of the Closing Date, the Company shall, for purposes of securing the Company's payment and performance obligations under this Agreement, the Other Agreements and the Notes, grant, and, if applicable, shall cause its Subsidiaries to grant, to each holder of a Note, ratably and on a pari passu basis, first priority liens on, and security interests in, marketable securities or other property acceptable to you and the other holders of Notes and having a value (agreed by you and the other holders of Notes) that is equal to or greater than, during the period from the first anniversary of the Closing Date to the second Anniversary of the Closing Date, 60% of the principal amount of the Notes then outstanding and, during the period following the second anniversary of the Closing Date and ending on the date on which the principal and interest on the Notes has been fully paid, 100% of the principal amount of the Notes then outstanding. The Company shall take, and shall, if applicable, cause its Subsidiaries to take, all steps, including the preparation, execution, delivery and recordation of documents and instruments in form and substance satisfactory to you and the other holders of Notes, necessary to ensure that the liens on and security interests in the subject collateral in favor of each holder of a Note are valid, enforceable and perfected and, unless otherwise agreed by you and the other holders of Notes, first priority Liens. The Company shall deliver any other documents, agreements, certificates and legal opinions requested by you in connection with the creation, perfection, priority and maintenance of such Liens.

9.3.   Limitation on Indebtedness; Negative Pledge.

          (a) Neither the Company nor any Subsidiary will create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that is senior (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor) in right of payment to the Notes; provided, however, that the Company and/or a Subsidiary may incur and become liable with respect to Indebtedness which is senior in right of payment to the Notes provided (i) such Indebtedness is incurred in connection with purchase money obligations in respect of any Property or assets purchased after the Closing Date or to pay all or a portion of the purchase price of Property or assets acquired by the Company and/or by a Subsidiary after the Closing Date, (ii) if the Company and/or a Subsidiary shall grant a security interest in existing Property or assets, the Company shall, beginning on the date that is 180 days following the Closing Date, and thereafter, maintain a negative pledge in favor of the holders of the Notes covering other Property and assets which are not subject to any security interest senior in right of payment to the Notes with an asset value coverage ratio, being the quotient of (a) the fair market value of the assets covered by the negative pledge to (b) the aggregate principal amount of the Notes then outstanding, equal to or greater than 1.5 to 1.0, or (iii) if such Indebtedness is incurred in connection with project finance transactions by the Company and/or a Subsidiary, such Indebtedness will be recourse only to the project and/or project assets so encumbered, except to the extent a corporate guarantee by the Company and/or a Subsidiary may be required in connection therewith. All such Indebtedness as contemplated under provisos (i), (ii), and (iii) above to the extent it ranks senior to the Notes shall rank senior to the Notes only as to payment from the assets or Property encumbered and shall rank pari passu to the Notes for all other purposes.

9.4.   Limitation on Liens.

          The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien of any kind securing any Indebtedness (excluding Senior Debt) that is senior to (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor) the Notes (including any assumption, guarantee or other liability with respect thereto by any of its Subsidiaries) upon any properties of the Company or any of its Subsidiaries, unless the Notes are equally and ratably secured or rank prior to the Indebtedness secured by such Lien; provided, however, that such Liens may be incurred if the Indebtedness secured by such Lien is contractually subordinated to the Indebtedness represented by the Notes in a manner satisfactory to you and the other holders of Notes, and except that Liens may be incurred securing Indebtedness which is senior Indebtedness permitted under the provisos set forth in Section 9.3 (provided that the property encumbered by the Lien is limited to Senior Debt or, in the case of proviso (iii), the project and/or project assets and to, in the case of proviso (i), the property acquired by the Company and/or by a Subsidiary with the proceeds of the subject Indebtedness).

10.    MERGER, CONSOLIDATION, ETC.

          The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (i) such corporation shall have executed and delivered to you its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) shall have caused to be delivered to you an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to you, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10 from its liability under this Agreement or the Notes.

11.    EVENTS OF DEFAULT.

          "Event of Default", whenever used herein, has (unless otherwise indicated) the meaning ascribed thereto in Section 5.01 of the Indenture, which
Section 5.01 is hereby incorporated by reference; provided, however, that the defined terms utilized in such incorporated provisions shall have the meanings ascribed thereto in Schedule B hereto; the phrase "occasioned by the provisions of Article Fourteen or be" in the preamble to Section 5.01 of the Indenture is deleted and each reference therein to "Trustee" shall mean "the holders of the Notes", and to "Principal Subsidiaries" shall mean "Subsidiaries", and to "Indenture" shall mean this "Agreement". Further the Senior Debt and the Subordinated Obligations and all related documents and instruments shall be deemed added to the cross-default provisions of Section 5.01(b) of the Indenture as incorporated herein by reference.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph 5.01(f) or 5.01(g) of the Indenture, as incorporated herein by reference pursuant to Section 11 hereof, has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon and any other amounts owing hereunder, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as specifically provided for herein).

12.2.  Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission.

          At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc.

          No course of dealing and no delay on the part of the holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  Registration of Notes.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefore, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefore, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $10,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $10,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.

13.3.  Replacement of Notes.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder or another holder of a Note with a minimum net worth of at least $1,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1.  Place of Payment.

          Subject to Section 14.2, payments of principal and interest becoming due and payable on the Notes and any other amounts owing hereunder shall be made in Houston, Texas at the principal office of 580 WestLake Park Blvd., Suite 600 in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  Home Office Payment.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Person that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.    EXPENSES, ETC.

15.1.  Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Noteholder or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each Other Noteholder or holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.  Survival.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER.

17.1.  Requirements.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 20 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 5.01(a) of the Indenture as incorporated herein by reference in Section 11 hereof, 12, 17 or 19.

17.2.  Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. 18. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Mikel Faulkner, President and Chief Executive Officer, with a copy to Elmer Johnston, General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    CONFIDENTIAL INFORMATION.

          For the purposes of this Section 19, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 19, (iii) any other holder of any Note, (iv) any Person to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (vi) any federal or state regulatory authority having jurisdiction over you, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 19.

20.    SUBSTITUTION OF NOTEHOLDER.

          You shall have the right to substitute any one of the your Affiliates as the holder of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

21.    MISCELLANEOUS.

21.1.  Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

21.2.  Payments Due on Non-Business Days.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

21.3.  Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

21.4.  Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

21.5.  Counterparts.

          This Agreement and the related Notes may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument, and the delivery of an executed signature page by facsimile or electronic means shall be binding upon the party delivering such a signature page with the full effect as if an executed original signature page had been delivered. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

21.6.  Governing Law.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                             Very truly yours,

                                             HARKEN ENERGY CORPORATION


                                             By:     /s/ Mikel D. Faulkner
                                                -------------------------------
                                             Name:
                                             Title:

The foregoing is hereby
agreed to as of the
date thereof.

[ADD NOTEHOLDER SIGNATURE BLOCKS]

                                                                      SCHEDULE A
                                                                      ----------

                       INFORMATION RELATING TO NOTEHOLDERS

                                                                   Fair Market
                                               Principal Amount    Value of 5%
                                                of Notes to be     Notes to be
                                                 Purchased at      Exchanged at
      Name and Address of Noteholder               Closing           Closing
--------------------------------------------   ----------------   --------------

MILGRAT I (II) IRREVOCABLE TRUST u/a
Catherine C. Miller &
Lloyd I. Miller III                            $        520,000   $      390,000

(1)  All payments by wire transfer of
     immediately available funds to:

PNC Bank
ABA 042000398
Trust Dept. AN: 4000107800
Acct: Milgrat I (II)
Acct. No: 700013965554

with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and written
     confirmations of such wire transfers:

PNC Bank
Attn: Alan Goldman, Trust Dept.
201 East 5/th/ Street
Cincinnati, Ohio 45202
(513) 651-8437

(3)  All other communications:

Lloyd I. Miller III
4550 Gordon Drive
Naples, FL  34102
Phone: (239) 262-8577
Fax: (239) 262-8025

                                  Schedule A-1

                                                                   Fair Market
                                               Principal Amount    Value of 5%
                                                of Notes to be     Notes to be
                                                 Purchased at      Exchanged at
      Name and Address of Noteholder               Closing           Closing
--------------------------------------------   ----------------   --------------

MILFAM I Limited Partnership PNC Bank
Custodian                                      $        250,000   $      187,500

(1)  All payments by wire transfer of
     immediately available funds to:

PNC Bank
ABA 042000398
Trust Dept. AN: 4000107800
Acct: Milfam I Family
Acct. No: 700011058525

with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and written
     confirmations of such wire transfers:

PNC Bank
Attn: Alan Goldman, Trust Dept.
201 East 5/th/ Street
Cincinnati, Ohio 45202
(513) 651-8437

(3)  All other communications:

Lloyd I. Miller III
4550 Gordon Drive
Naples, FL  34102
Phone: (239) 262-8577
Fax: (239) 262-8025

                                                                   Fair Market
                                               Principal Amount    Value of 5%
                                                of Notes to be     Notes to be
                                                 Purchased at      Exchanged at
      Name and Address of Noteholder               Closing           Closing
--------------------------------------------   ----------------   --------------

Lloyd I. Miller III                            $        250,000   $      187,500

(1)  All payments by wire transfer of
     immediately available funds to:

Bank One Texas
ABA 111000614
FBO: First Southwest Company
Acct: 1822155345
Further Credit: Lloyd I. Miller
Acct. No: 55783602

with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and written
     confirmations of such wire transfers:

First Southwest Company
325 North St. Paul Street
Suite 800
Dallas, TX  75201

(3)  All other communications:

Lloyd I. Miller III
4550 Gordon Drive
Naples, FL  34102
Phone: (239) 262-8577
Fax: (239) 262-8025

                                                                   Fair Market
                                               Principal Amount    Value of 5%
                                                of Notes to be     Notes to be
                                                 Purchased at      Exchanged at
      Name and Address of Noteholder               Closing           Closing
--------------------------------------------   ----------------   --------------

MILFAM II Limited Partnership, Northern
Trust Company, Custodian                       $      1,000,000   $      750,000

(1)  All payments by wire transfer of
     immediately available funds to:

Northern CHGO/Trust
ABA: 071000152
Wire Acct: 5186061000
Acct.: 26-14417
FBO: Milfam II L.P.

with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and written
     confirmations of such wire transfers:

Northern Trust Company
Attn: Robert T. Demos
Wealth Management Group
50 South LaSalle Street
Chicago, IL 60675
(312) 557-8849

(3)  All other communications:

Lloyd I. Miller III
4550 Gordon Drive
Naples, FL  34102
Phone: (239) 262-8577
Fax: (239) 262-8025

                                                                      SCHEDULE B
                                                                      ----------

                                  DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "Alternative Stock Exchange" means any other national or regional stock exchange or quotation service such as NASDAQ National Market System or any similar quotation service maintained by the National Quotation Bureau or any successor thereto agreed between the Company and the holders of the Notes.

          "Board of Directors" means the board of directors of the Company.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

          "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet of the relevant Person.

          "Closing" is defined in Section 3.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Company" means Harken Energy Corporation, a Delaware corporation.

          "Conversion Price" means a price per Share equal to the average of the Market Price of the Shares over the 30 calendar days immediately preceding the date that is 15 days prior to the Prepayment Date, Interest Payment Date or the Notes Stated Maturity, as applicable, subject to appropriate adjustments to account for the effects of dividends, distributions, stock splits, recapitalizations and similar events.

          "Confidential Information" is defined in Section 19.

                                  Schedule B-1

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means that rate of interest that is 3% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or
(ii) 3% over the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City.

          "Event of Default" is defined in Section 11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Federal Bankruptcy Code" means the Bankruptcy Act or Title 11 of the United States Code, as amended from time to time.

          "Freely Tradable" means, with respect to the Notes and the Shares, that under the Securities Act the holders thereof may, without contractual or legal restriction, then offer and sell any amount of such outstanding securities to the public in the United States in transactions that are not brokers' transactions (as defined in the Securities Act) either (i) pursuant to an effective registration statement then in effect or (ii) pursuant to Rule 144(k). For purposes of determining whether such securities are Freely Tradable, it shall be assumed that no person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company has ever held such securities from and after their issuance.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Guarantee" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                                  Schedule B-2

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "Indebtedness" of any Person means and includes all present and future obligations of such Person, which shall include, without limitation, all obligations (i) which in accordance with generally accepted accounting principles in the United States shall be classified upon a balance sheet of such Person as liabilities of such Person, (ii) for borrowed money, (iii) which have been incurred in connection with the acquisition of property (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (iv) secured by any Lien existing on property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (v) created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (vi) which are Capitalized Lease Obligations, (vii) for all Guarantees, whether or not reflected in the balance sheet of such Person and (viii) which are all reimbursement and other payment obligations (whether contingent, matured or otherwise) of such Person in respect of any acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) Indebtedness incidental to the operation of the business of the Person in the ordinary course and in the aggregate not material to the business and operations of the Person,
(ii) Indebtedness for which the Company or any of its Subsidiaries are the sole obligors and obligees, and (iii) Indebtedness represented by purchase, rental or lease obligations not to exceed $1,000,000 in any period of 12 months for any Person and its Subsidiaries.

          "Indenture" means that certain Trust Indenture, dated as of May 26, 1998, between the Company and Marine Midland Bank, a banking corporation and trust company duly organized and existing under the laws of the State of New York, as Trustee. For purposes of incorporation by reference into this Agreement of terms in the Indenture, such reference shall be to the Indenture terms set forth in the form of the Indenture attached as Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended June 30, 1998, and such referenced terms shall remain unmodified (other than as modified pursuant to this Agreement) and such reference shall continue to be effective in each case notwithstanding any subsequent amendments or supplements to the Indenture or the termination of, breach of, or default under the Indenture, or the partial or full payment or defeasance of the Indebtedness issued pursuant to the Indenture.

          "Interest Payment Date" has the meaning set forth in the Note.

                                  Schedule B-3

          "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind whatsoever, including any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Company or its Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Market Price" means, on any given day, the daily closing sale price of the Shares for a Stock Exchange Business Day on The American Stock Exchange, Inc. (the "AMEX") or, if not quoted on the AMEX, then on an Alternative Stock Exchange, but if the Shares are not quoted on the AMEX or an Alternative Stock Exchange, then the Market Price for any particular day shall be calculated promptly at the Company's expense by a reputable investment bank selected by the holders of the Notes.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

          "Noteholder" shall mean each Person listed in Schedule A to the Agreement.

          "Notes" is defined in Section 1.

          "Notes Stated Maturity" is defined in Section 2(d).

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "Other Noteholders" is defined in Section 2(h).

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                                  Schedule B-4

          "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "Property", "property", "Properties" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "Required Holders" means, at any time, the holders of at least 75% in principal amount of the Notes at the time outstanding.

          "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated from time to time by the Securities and Exchange Commission pursuant thereto.

          "Senior Debt" means the Indebtedness owing as of the Closing Date by the Company under that certain three-year loan facility agreement, dated December 6, 2002, between the Company, certain of its Subsidiaries and Guaranty Bank, FSB.

          "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "Shares" means the common stock, par value U.S.$0.01, of the Company (and all other (if any) shares or stock resulting from any sub-division, consolidation or reclassification of such shares).

          "Stated Maturity" when used with respect to any Indebtedness or any installment of principal thereof or interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or interest is due and payable.

          "Subordinated Obligations" means any Indebtedness of the Company outstanding on such date which is contractually subordinate or junior in right of payment to the Notes and shall include, without limitation, the Company's 7% Senior Convertible Note due 2006, Series A and the Company's 7% Senior Convertible Note due 2007, Series A. Notwithstanding the immediately preceding sentence, any Indebtedness and shares of Preferred Stock issued by any Subsidiary shall, for purposes of this definition, be treated as Subordinated Obligations.

          "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons

                                  Schedule B-5
performing similar functions) of such entity, and any partnership or joint venture if at least a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                                  Schedule B-6

                                                                    SCHEDULE 5.3
                                                                    ------------

                                  Schedule B-7

                                                                       EXHIBIT 1

                                 [FORM OF NOTE]

                            HARKEN ENERGY CORPORATION
              INCREASING RATE SENIOR SECURED NOTE DUE MAY 26, 2008

No. [_____]                                                               [Date]

$[_______]                                                   PPN[______________]

          FOR VALUE RECEIVED, the undersigned, HARKEN ENERGY CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS on May 26, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate set forth in the following rate table per annum from the date hereof, payable on May 27, 2003, on the first day of January 2004 and, thereafter, quarterly on the first day of April, July, October and January in each year (each such date an "Interest Payment Date"), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate, but in no event at a rate greater than the maximum lawful rate.

                                   RATE TABLE
                                   ----------

--------------------------------------------------------------------------
            Interest Period                        Interest Rate
--------------------------------------------------------------------------
From the date hereof to May 26, 2004        10 1/4%
--------------------------------------------------------------------------
From May 26, 2004 to May 26, 2005           12 1/4%
--------------------------------------------------------------------------
From May 26, 2005 to May 26, 2006           14%
--------------------------------------------------------------------------
From May 26, 2006 to May 26, 2007           16%
--------------------------------------------------------------------------
From May 26, 2007 to May 26, 2008           17 1/2%
--------------------------------------------------------------------------

          Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at [ ] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing (1) the interest payment owing on May 26, 2003 may be

                                   Exhibit 1-1
made pursuant to the terms of the Indenture as applicable to such interest payment on such Interest Payment Date and (2) (i) the remaining interest payments owing hereunder may, at the Company's option (which option is properly exercised only if written notice thereof is provided by the Company to each holder of a Note on or before thirty (30) calendar days prior to the subject Interest Payment Date but not before sixty (60) calendar days prior to the subject Interest Payment Date), be satisfied by the issuance by the Company to the holder of this Note of a number of Freely Tradeable Shares determined by dividing the product of the amount of the subject interest payment and 1.125 by the Conversion Price and (ii) payments of principal owing hereunder may, at the Company's option (which option is properly exercised only if written notice thereof is provided by the Company to each holder of a Note on or before thirty
(30) calendar days prior to the date such payment of principal is due but not before sixty (60) calendar days prior to the date such payment of principal is due), be satisfied by the (x) payment in full in lawful money of the United States of America of an amount equal to seventy-five percent (75%) of such principal amount and (y) issuance by the Company to the holder of this Note of a number of Freely Tradeable Shares determined by dividing the product of the amount that is twenty-five percent (25%) of such principal amount and 1.125 by the Conversion Price. Examples of the foregoing calculations are set forth on
Exhibit 2 to the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 26, 2003 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the Noteholder named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 19 of the Note Purchase Agreements and (ii) to have made the representation set forth in
Section 6 of the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment in whole at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreements.

          Capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreements.

                                   Exhibit 1-2

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        HARKEN ENERGY CORPORATION


                                        By
                                          --------------------------------------
                                        [Title]

                                   Exhibit 1-3

                                                                       EXHIBIT 2

                              EXAMPLE CALCULATIONS

Examples of Prepayment Amount/1/ Calculations:
---------------------------------------------

Example 1:
---------

If the nominal value of the outstanding Notes is $2,020,000 and the prepayment option is exercised during the time period described in Section 8.1(b)(ii) of the Agreement, the principal portion of the Prepayment Amount would be $1,717,000 (or $2,020,000 x .85). If the interest owing under the Notes on the Prepayment Date is $6,000 and no Section 8.1(d)(ii) election is made by the Company, the Company would pay to the holders of the Notes, in cash, on the Prepayment Date $1,723,000 (or $1,717,000 + $6,000).

If, under the same example, the Section 8.1(d)(ii) election is made by the Company and the Conversion Price on such date is 34 cents, the Company would pay to the holders of the Notes, in cash, on the Prepayment Date $1,508,375 (or ($1,717,000 x .875) + $6,000)) and distribute 710,156 (or (($1,717,000 x .125) x
1.125)/ .34) Freely Tradeable Shares to the holders of the Notes.

Example 2:
---------

If the nominal value of the outstanding Notes is $2,020,000 and the prepayment option is exercised during the time period described in Section 8.1(b)(iv) of the Agreement, the principal portion of the Prepayment Amount would be $1,838,200 (or $2,020,000 x .91). If the interest owing under the Notes on the prepayment date is $6,000 and no Section 8.1(d)(ii) election is made by the Company, the Company would pay to the holders of the Notes, in cash, on the Prepayment Date $1,844,200 (or $1,838,200 + $6,000).

If, under the same example, the Section 8.1(d)(ii) election is made by the Company and the Conversion Price on such date is 38 cents, the Company would pay to the holders of the Notes, in cash, on the Prepayment Date $1,614,425 (or ($1,838,200 x .875) + $6,000)) and distribute 680,255 (or (($1,838,200 x .125) x
1.125)/ .38) Freely Tradeable Shares to the holders of the Notes.

----------

/1/ All examples assume that the Prepayment Amount exists solely of principal and interest and include no other amounts, such as amounts that may be owing under Section 15.1 of the Agreement. Any such other amounts would be treated the same as interest for purposes of the above calculations.

                                   Exhibit 1-4

Examples of Principal and Interest Payment Calculations:
-------------------------------------------------------

Example 1 of Interest Payment:
-----------------------------

If interest owing is $10,000, the Conversion Price is 34 cents and the Company elects to satisfy such payment obligation with Freely Tradeable Shares, it would transfer to the Company 33,088 (or ($10,000 x 1.125)/ .34) Freely Tradeable Shares.

Example 2 of Interest Payment:
-----------------------------

If interest owing is in the amount of $12,000, the Conversion Price is 37 cents and the Company elects to satisfy such payment obligation with Freely Tradeable Shares, it would transfer to the Company 36,486 (or ($12,000 x 1.125)/ .37) Freely Tradeable Shares.

Example 1 of Principal Payment:
------------------------------

If principal owing is in the amount of $2,020,000, the Conversion Price is 34 cents and the Company elects to satisfy such payment obligation with Freely Tradeable Shares to the extent permitted under the Note, the Company would pay to the holders of the Notes, in cash, on the maturity date $1,515,000 (or $2,020,000 x .75) and distribute 1,670,956 (($2,020,000 x .25) x 1.125)/ .34)
Freely Tradeable Shares to the holders of the Notes.

Example 2 of Principal Payment:
------------------------------

If principal owing is in the amount of $4,500,000, the Conversion Price is 38 cents and the Company elects to satisfy such payment obligation with Freely Tradeable Shares to the extent permitted under the Note, the Company would pay to the holders of the Notes, in cash, on the maturity date $3,375,000 (or $4,500,000 x .75) and distribute 3,330,592 (($4,500,000 x .25) x 1.125)/ .38)
Freely Tradeable Shares to the holders of the Notes.

                                   Exhibit 1-5

                                                                     EXHIBIT 4.4

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

                            Matters To Be Covered In
                    Opinion of Special Counsel To the Company
                    -----------------------------------------

          1. Each of the Company and its Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

          2. Each of the Company and its Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

          3. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

          4.   No conflicts with charter documents, laws or other agreements.

          5. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

          6.   No litigation questioning validity of documents.

          7. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

          8.   No violation of Regulations G, T or X of the Federal Reserve
Board.

          9. Company not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.

                                Exhibit 4.4(a)-1